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________________________________________________________________________________
________________________________________________________________________________


                       B. F. SAUL REAL ESTATE INVESTMENT TRUST,

                                                   Obligor

                                         AND


                    FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION,

                                                   Indenture Trustee

                               ________________________


                             FIRST SUPPLEMENTAL INDENTURE

                             Dated as of January 16, 1997

                              Supplemental to Indenture

                            Dated as of September 1, 1992

                               ________________________


                                     $80,000,000
                              NOTES DUE FROM ONE YEAR TO
                             TEN YEARS FROM DATE OF ISSUE
________________________________________________________________________________
________________________________________________________________________________


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    FIRST SUPPLEMENTAL INDENTURE dated as of January 16, 1997, between B. F.
SAUL REAL ESTATE INVESTMENT TRUST (the "Trust"), a Maryland real estate investment trust, having its principal office at 8401 Connecticut Avenue, Chevy Chase, Maryland, and First Trust of New York, National Association ("First Trust") having its Principal Corporate Trust Office at the date hereof at 100 Wall Street, Suite 1600, New York, NY 10005, Attn: Corporate Trust Department.

    WHEREAS, the Trust has heretofore executed and delivered its Indenture, dated as of September 1, 1992 (hereinafter called the "Original Indenture"), to The Riggs National Bank of Washington, D.C. ("Riggs"), as Indenture Trustee, in connection with the issue of the Trust's Notes Due From One Year to Ten Years From Date of Issue (the "Notes");

    WHEREAS, in December 1996, Riggs purports to have sold all or substantially all of its corporate trust business to the Bank of New York ("BONY"), including the business as Indenture Trustee under the Indenture, and that by operation of
Section 6.12 of the Indenture BONY may have become the successor to Riggs as Indenture Trustee;

    WHEREAS, Riggs and BONY have resigned as Original Indenture Trustee and Successor Indenture Trustee, respectively, pursuant to Section 6.10 of the Indenture; and

    WHEREAS, the Board of Trustees of the Trust has appointed First Trust, and First Trust has accepted such appointment, as Indenture Trustee under the Indenture (First Trust hereinafter referred to as the "Indenture Trustee"); and

    WHEREAS, in order to reflect the appointment of First Trust as Indenture Trustee and to clarify the provisions of the Indenture with respect to such appointment, the Trust and First Trust have determined to enter into this First Supplemental Indenture pursuant to Section 9.01 of the Indenture.

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

    For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, except as otherwise provided in the Original Indenture or this First Supplemental Indenture, as follows:

    SECTION 1.1. Form of Notes. Article II of the Original Indenture shall be replaced as follows to reflect the appointment of First Trust of New York, National Association, as Indenture Trustee. Viz:

         "SECTION 2.01   Forms Generally.

         The Notes and the certificates of authentication thereon shall be in substantially the forms set forth in this Article with such appropriate insertions, omissions, substitutions and

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other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         The definitive Notes shall be printed, lithographed or engraved or produced by any combination of those methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         SECTION 2.02    Form of Note.

                       B. F. SAUL REAL ESTATE INVESTMENT TRUST

                                         NOTE

    No.                                     $_______________
    Registered Owner:                       Interest Rate:
    Principal Amount:                       Stated Maturity:

    B. F. SAUL REAL ESTATE INVESTMENT TRUST (hereinafter called the "Trust," which term includes any successor trust or corporation under the Indenture hereinafter referred to), operating as a Maryland real estate investment trust, duly organized pursuant to a declaration of trust dated July 31, 1962 and currently operating and existing pursuant to an Amended and Restated Declaration of Trust dated as of June 22, 1990, as amended on June 26, 1990 (hereinafter called the "Declaration of Trust"), for value received, hereby promises to pay to the Registered Owner shown above, or registered assigns, the Principal Amount shown above on the Stated Maturity shown above, and to pay interest on said Principal Amount at the per annum Interest Rate shown above, semi-annually on the day six months from the date of issue and each succeeding six months thereafter ("Interest Payment Dates"), from and after the date of this Note until the principal hereof has been paid or duly provided for, and on the Stated Maturity. All such payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The interest so payable on any Interest Payment Date, and punctually paid or duly provided for, will be paid, as provided in said Indenture, to the person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest which shall be the twentieth day (whether or not a Business Day) preceding such Interest Payment Date and will be paid by check mailed to the registered address of such person. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of

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business on a Special Record Date for the payment of such defaulted interest to be fixed by the Indenture Trustee (as hereinafter defined), notice whereof shall be given to Noteholders not less than 10 days prior to such Special Record Date, or may be paid at any time in any lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the Principal Amount of this Note due at maturity will be made at the office of First Trust of New York, National Association 100 Wall Street, Suite 1600, New York, NY 10005, Attn: Corporate Trust Department.

    This Note is one of the duly authorized issue of Notes of the Trust designated as its Notes Due From One Year to Ten Years From Date of Issue (herein called the "Notes"), issued and to be issued under an Indenture dated as of September 1, 1992, as supplemented by the First Supplemental Indenture dated as of January 16, 1997 (as supplemented, herein called the "Indenture"), between the Trust and First Trust of New York, National Association, as Indenture Trustee (herein called the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Trust, the Indenture Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used herein and not defined have the meanings given to such terms in the Indenture.

    The Trust may, at its sole election, redeem any of the Notes having a Stated Maturity of more than one year from date of issue on any Interest Payment Date with respect to such Note on or after the first anniversary of the date of issue of such Note at a Redemption Price (exclusive of the installment of interest due on the Redemption Date, payment of which shall have been made or duly provided for to the registered holder on the relevant Record Date) equal to the Principal Amount of the Note so redeemed.

    If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

    The Indenture contains provisions permitting the Trust and the Indenture Trustee, without the consent of the holders of the Notes, to increase the aggregate principal amount of Notes issuable thereunder by one or more supplemental indentures. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Trust and the rights of the holders of the Notes under the Indenture at any time by the Trust with the consent of the holders of 66 2/3% in aggregate principal amount of the Notes at the time Outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, as defined in the Indenture, on behalf of the holders of all the Notes, to waive compliance by the Trust with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this

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Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

    No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

    As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Note Register of the Trust, upon surrender of this Note for transfer at the office or agency of the Trust maintained for such purpose in Washington, D.C., duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trust and the Note Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, interest rate and maturity date, will be issued to the designated transferee or transferees. As provided in the Indenture, if at any time the Trust shall fail to maintain such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Principal Corporate Trust Office of the Indenture Trustee.

    The Notes are issuable only as registered Notes, without coupons, in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes (with a like interest rate and maturity date) of a different authorized denomination as requested by the holder surrendering the same.

    No service charge will be made for any such transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Trust, the Indenture Trustee and any agent of the Trust or the Indenture Trustee may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Trust, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

    The covenants and obligations set forth in this Note and in the Indenture as having been made by the Trust have been made or assumed by the trustees of the Trust acting as such trustees pursuant to the authority vested in them under the Declaration of Trust. This Note and the Indenture have been executed by trustees or officers of the Trust in their capacities as trustees or officers under the Declaration of Trust, and not individually, and, in accordance with the provisions of the Declaration of Trust, the covenants and obligations of the Trust or the trustees of the Trust hereunder and under the Indenture are not personally binding upon, nor shall resort



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be had to the private property of, any of the trustees or shareholders, officers, employees or agents of the Trust, but the Trust property only shall be bound.

    No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, personally, against any organizer of the Trust, holder of shares of beneficial interest of the Trust, officer or trustee, past, present or future, as such, of the Trust or of any predecessor or successor of the Trust whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

    Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Trust has caused this Instrument to be duly executed under its common seal.

Dated: ____________________

Attest:                          B. F. SAUL REAL ESTATE INVESTMENT TRUST


________________________________  By: _________________________________


This is one of the Notes referred to in the within-mentioned Indenture.

                                 FIRST TRUST OF NEW YORK, NATIONAL
                                 ASSOCIATION, as Indenture Trustee


                                  By: ___________________________________
                                     Authorized Signature



    SECTION 1.2 This First Supplemental Indenture is executed by the Trust and the Indenture Trustee pursuant to the provisions of Section 9.01 of the Original Indenture, and the terms and conditions hereof shall be deemed to be part of the Original Indenture for all purposes. The Original Indenture, as supplemented by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

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    SECTION 1.3   The covenants and obligations set forth in this First
Supplemental Indenture as having been made by the Trust have been made by the Trustees of the Trust acting as such Trustees pursuant to the authority vested in them by the Declaration of Trust. This First Supplemental Indenture has been executed by the Trustees or officers of the Trust in their capacities as Trustees or officers under the Declaration of Trust, and not individually, and, in accordance with the provisions of the Declaration of Trust, the covenants and obligations of the Trust or the Trustees contained in any Note, the Original Indenture and in the First Supplemental Indenture are not personally binding upon, nor shall resort be and had to the private property of, any of the Trustees or shareholders, officers, employees or agents of the Trust, but the Trust's property only shall be bound.

    SECTION 1.4. Effective Date. This First Supplemental Indenture, and all obligations hereunder, shall become effective on February 1, 1997.

                                *    *    *    *    *

    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, First Trust of New York, National Association has caused this Indenture to be duly executed and its seal to be hereunto affixed and attested, and the B. F. Saul Real Estate Investment Trust has caused this Indenture to be duly executed, and its seal to be hereunto affixed and attested in Chevy Chase, Maryland, all as of the day and year first above written.

Attest:                           FIRST TRUST OF NEW YORK,
                                    NATIONAL ASSOCIATION





/s/ Teresita Glasgow              By: /s/ Ward A. Spooner
_________________________             _________________________
Teresita Glasgow                      Ward A. Spooner
Assistant Secretaary                  Vice President


Attest:                           B. F. SAUL REAL ESTATE INVESTMENT
                                   TRUST



/s/ Philip D. Caraci               By: /s/ Henry Ravenel, Jr.
__________________________            _________________________
Philip D. Caraci                      Henry Ravenel, Jr.
Secretary                             Vice President

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